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                                                                       EXHIBIT 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP

P-Com, Inc.
3175 S. Winchester Blvd.
Campbell, CA  95008

         RE:  P-COM, Inc.
              Registration Statement for Offering of Shares of Common Stock

Ladies and Gentlemen:

                  We refer you to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 800,000 shares of Common Stock of the Company available for issuance under the P-COM, Inc. 1995 Stock Option/Stock Issuance Plan and (ii) 100,000 shares of Common Stock under the P-COM, Inc. Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of such plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Brobeck, Phleger & Harison LLP

                                      BROBECK, PHLEGER & HARRISON LLP